EXHIBIT 10.2


                          JL SWEDEN SERVICES AGREEMENT

         This Services Agreement (this "AGREEMENT") is made and entered into effective as of July 1, 2008 (the "EFFECTIVE DATE"), by and between J. Lindeberg AB, a Swedish company ("JL SWEDEN") and J. Lindeberg USA, LLC, a California
limited liability company ("COMPANY"). JL Sweden and the Company are collectively referred to herein as the "PARTIES".

                                    RECITALS

         A. The Company was formed by Bella Rose, LLC, a California limited liability company ("BR"), and a wholly-owned subsidiary of People's Liberation, Inc., a Delaware corporation, and J. Lindeberg USA Corp, a New York corporation ("JLUS"), and a wholly-owned subsidiary of JL Sweden, on June 27, 2008, by the filing of the Articles with the Office of the Secretary of State of the State of California.

         B. Concurrently herewith, the Company, BR and JLUS are entering into a Limited Liability Company Agreement (the "OPERATING AGREEMENT") to govern the relationship between BR and JLUS and the affairs of the Company and the conduct of its business, including its management and distribution of profits and losses.

         C. The Company and JL Sweden desire to enter into this Agreement pursuant to which JL Sweden will, among other things, provide for the factory-direct purchase by the Company of J. Lindeberg(TM) branded apparel on terms no less favorable to the Company then terms received by JL Sweden or its Affiliates for the same or substantially the same merchandise.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1.        Services

         1.1 DESIGN. During the Term, at the time during each season when a new collection of J. Lindeberg(TM) branded apparel is first marketed for sale to apparel wholesalers and retailers, JL Sweden shall make available to Company for purchase all such new collections and shall provide to Company the technical specifications for such new collections, in the format provided or agreed to by the Company.

         1.2 PRODUCT LOCALIZATION SERVICES. During the Term, upon written request from Company, JL Sweden agrees to modify, adapt and otherwise facilitate the preparation of J. Lindeberg(TM) branded apparel for sale by the Company in the United States and the marketing thereof in accordance with technical and other specifications provided by Company to JL Sweden. For any such services provided after August 31, 2009, JL Sweden shall invoice Company, and the Company shall pay, for such product localization services at prevailing market prices to be negotiated in good faith and agreed upon by the Parties.

         1.3 PROCUREMENT OF J. LINDEBERG(TM) BRANDED APPAREL. During the Term, JL Sweden will provide for and facilitate the factory-direct purchase by Company of J. Lindeberg(TM) branded apparel on terms, including at prices (which prices shall not include transfer pricing), no less favorable to Company than


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                  terms  received by JL Sweden or its affiliates for the same or
                  substantially   the   same   merchandise.   JL   Sweden   will
                  additionally facilitate, to the extent practically possible, the direct shipment from factory to a location designated by Company of all purchased J. Lindeberg(TM) branded apparel. JL Sweden shall provide Company all reasonable and necessary support in achieving the objectives outlined in this SECTION 1.3, which shall include, by way of example, to the extent practically possible notifying Company at least sixty (60) days prior to JL Sweden's placement of a purchase order for J. Lindeberg(TM) branded apparel with the factory so that Company may include in JL Sweden's purchase order any units of J. Lindeberg(TM) branded apparel that Company desires.

         1.4 MARKETING SERVICES. During the Term, JL Sweden shall provide look-books on a seasonal basis as well as all global marketing materials developed by JL Sweden for the Company to use in the United States in connection with the marketing, promotion, advertising, distribution, and sale of J. Lindeberg(TM) branded apparel; provided, however, that JL Sweden shall not be required to provide marketing materials if the use of such marketing materials in the United States would infringe on the rights of any third parties. JL Sweden shall invoice the Company for all copying charges associated with the reproduction of such look-books and global marketing materials provided to Company by JL Sweden, and the Company shall pay such invoices within thirty (30) days.

The services performed by JL Sweden for Company pursuant to the terms hereof shall be in addition to, and shall not otherwise affect JL Sweden's own responsibilities for Company's operations resulting from JL Sweden's indirect ownership of 50% of Company's equity interests.

Section 2.        PERFORMANCE AND AUTHORITY.

         2.1 STANDARD OF CARE. JL Sweden shall provide the services set forth in SECTION 1 (the "SERVICES") in a timely and current manner, consistent with standards, methods and procedures conforming with (i) all applicable laws and (ii) the degree of care, skill, diligence and prudence which would generally be expected from a reasonably prudent person providing the kind of services required to be provided by JL Sweden under this Agreement.

         2.2 INDEPENDENT CONTRACTOR RELATIONSHIP. With respect to its performance of the Services, JL Sweden is an independent contractor, with the authority to control, oversee and direct the performance of the details of the Services.

         2.3 NO JOINT VENTURE OR PARTNERSHIP. This Agreement is not intended to and shall not be construed as creating a joint venture, partnership, agency or other association within the meaning of the common law or under the laws of any state.

Section 3. COMPENSATION FOR SERVICES. Except as set forth in SECTION 1.2, JL Sweden shall not receive any fee for its Services provided hereunder during the Term.

Section 4. TERM. The respective rights, duties, and obligations of the parties hereunder shall commence on the date hereof and shall continue until the date the Operating Agreement is terminated or JLUS or its permitted transferees no longer hold Membership Units in the Company.


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Section 5.        COVENANTS  RELATING  TO JL  SWEDEN &  PERFORMANCE.  JL  Sweden
agrees to cause the Services to be performed as and when required by this Agreement and to provide all personnel and assistance necessary or appropriate to cause such performance.

Section 6.        MISCELLANEOUS

         6.1      ENTIRE  AGREEMENT;  AMENDMENT.  This Agreement  represents the entire agreement among all the Parties hereto concerning the subject matter hereof and supersedes all prior understandings, agreements, and representations by or among the Parties and their respective Affiliates, written or oral, to the extent they relate in any way to the subject matter hereof, including the Term Sheet, dated June 10, 2008, between People's Liberation, Inc. and JL Sweden. This Agreement may only be amended by a writing signed by all of the Parties hereto.

         6.2 GOVERNING LAW. This Agreement, the application and interpretation hereof shall be governed exclusively by its terms and the laws of the State of California without regard to its conflict of laws provisions.

         6.3 CONSENT TO JURISDICTION AND VENUE. Any action, suit or proceeding in connection with this Agreement must be brought against any Party in a court of record of the State of California, County of Los Angeles, or of the United States District Court for the Central District of California or in any state or federal court in the State of California, County of Los Angeles, each Party hereby consenting and submitting to the exclusive jurisdiction thereof; and to the fullest extent permitted by law, service of process may be made upon any Party, by certified or registered mail, at the address to be used for the giving of notice to such Party under SECTION
                  6.10. Nothing herein shall affect the right of any Party to serve process in any manner permitted by applicable law. In any action, suit or proceeding in connection with this Agreement, each Party hereby waives any claim that Los Angeles County or the Central District of California or the State of California is an inconvenient forum.

         6.4 CONSTRUCTION. This Agreement and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the Person who drafted the various provisions of the same. Further, each Party has been or has declined to be represented by legal counsel in connection with the drafting and negotiation of this Agreement and the other agreements referred to herein. Consequently, each Party acknowledges and agrees that any rule of construction that a document is to be construed against the drafting Party shall not be applicable either to this Agreement or such other documents and instruments.

         6.5 HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of the Agreement or any provision hereof.


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         6.6      WAIVERS.  The  failure  of  any  party  to  seek  redress  for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         6.7 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the Parties may have by law, statute, ordinance or otherwise.

         6.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

         6.9 FURTHER ASSURANCES. The Parties each agree to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purpose of this Agreement.

         6.10 NOTICES. All notices, consents, requests and other communications hereunder shall be in writing and shall be sent by hand delivery, by certified or registered mail (return-receipt requested) or by a recognized national overnight courier service to the addresses set forth on the signature page hereto. Notices delivered pursuant to this
                  SECTION 6.10 shall be deemed given: at the time delivered, if personally delivered; three (3) business days after being deposited in the mail, if mailed; and one (1) business day after timely delivery to the courier, if by overnight courier service. Any Party may change the address to which notice is to be sent by written notice to the other Party hereto in accordance with this SECTION 6.10.

         6.11 INTERPRETATION. Whenever the singular form is used in this Agreement, and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. The words "herein" "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation."

         6.12 ASSIGNMENT. Neither party shall be permitted to assign this Agreement, or the rights and obligations existing hereunder, without the prior written consent of the Company and the Manager.



                         [Signatures on Following Page]


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         IN WITNESS  WHEREOF,  each of the  Parties  hereto has  executed or has caused this Agreement to be executed by its duly authorized representative to be effective as of the Effective Date.


                           J.  LINDEBERG AB, a Swedish company

                                /s/ Stefan Engstrom
                           By:__________________________________________________
                                Stefan Engstrom, Chief Executive Officer

                           Address:

                           Igeldammsgatan 22A
                           SE-11249 Stockholm
                           Sweden

                           COMPANY:

                           J. LINDEBERG USA, LLC, a California limited liability company

                                /s/ Colin Dyne
                           By:__________________________________________________
                                Colin Dyne, Manager

                           Address:

                           150 West Jefferson Boulevard,
                           Los Angeles, CA 90007


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